SIXTH AMENDMENT

        THIS SIXTH AMENDMENT dated as of August 8, 2007 (this “Amendment”) amends the Credit Agreement dated as of May 10, 2001 (as previously amended, the “Credit Agreement”) among Nu Skin Enterprises, Inc. (the “Company”), various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A. (as successor to Bank One, NA), as successor administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1 Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is amended as follows:

        1.1 Amendment to definition of “Termination Date” and “L/C Application”. The definition of “Termination Date” is amended by replacing the reference therein to “May 10, 2007” with “May 10, 2010". The definition of “L/C Application” is amended by adding the following phrase at the end of such definition “and any continuing agreement for a letter of credit entered into as a condition to the issuance of a Letter of Credit.”

        1.2 Additional Definition. The following definition is added to Section 1.1 in proper sequence:

Instruction means any inquiry, communication or instruction (whether oral, telephonic, written, telegraphic, facsimile, electronic or other) regarding a Letter of Credit or an L/C Application. The term “L/C Application” is subsumed within the term “Instruction.”

        1.3 Amendment to Section 2.3.1. Section 2.3.1 is amended by adding the following to the end thereof:

In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any L/C Application, the terms and conditions of this Agreement shall control.

        1.4 Amendment to Section 2.3.4. Section 2.3.4 is amended in its entirety to read as follows:

2.3.4 Obligations Absolute. The Company’s obligation to reimburse any payment or disbursement in respect of a Letter of Credit as provided in Section 2.3.3 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Lenders or any other Lender Party (as defined in Section 14.13), shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

        1.5 Amendment to Section 9.7. Section 9.7(a) is amended in its entirety to read as follows:

    “(a)        Schedule 9.7 contains as of the date of effectiveness of the Sixth Amendment to this Agreement (except as noted therein or as disclosed after such date (i) in the Company’s report on Form 8-K, 10-Q or 10-K filed with the Securities and Exchange Commission or (ii) by written notice from the Company to the Administrative Agent) complete and correct lists (x) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, and whether such Subsidiary is a Material Subsidiary, (y) of the Company’s Affiliates, other than Subsidiaries, and (z) of the Company’s directors and senior officers.”

        1.6 Amendment to Section 9.11. Section 9.11 is amended in its entirety to read as follows:

9.11 Licenses, Permits, etc. Except as disclosed in Schedule 9.11, (a) the Company and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without (except to the extent disclosed after the date hereof in the Company’s report on Form 8-K, 10-Q or 10-K filed with the Securities and Exchange Commission) any known Material conflict with the rights of others, (b) to the best knowledge of the Company, except to the extent disclosed after the date hereof in the Company’s report on Form 8-K, 10-Q or 10-K filed with the Securities and Exchange Commission, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (c) to the best knowledge of the Company, except to the extent disclosed after the date hereof in the Company’s report on Form 8-K, 10-Q or 10-K filed with the Securities and Exchange Commission, there is no Material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any Restricted Subsidiary.

        1.6 Amendment to Section 10.1.1.

        Section 10.1.1 is amended in its entirety to read as follows:          10.1.1 Minimum Consolidated Net Worth. Not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $250,000,000, (b) an aggregate amount equal to 60% of Consolidated Net Income for each complete fiscal quarter ending on or after March 31, 2007 and (c) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from (i) the sale of Equity Securities, excluding issuances of Equity Securities upon the exercise of employee stock options or rights under any employee benefit plan (excluding such exercise by any Person that owns greater than 5% of the Equity Securities of the Company), (ii) issuances of Equity Securities in connection with acquisitions by the Company or any Restricted Subsidiary and (iii) reissuances of up to $60,000,000 of treasury securities purchased by the Company after October 1, 2006.

        1.7 Amendment to Section 12.1.6. Section 12.1.6 is amended in its entirety to read as follows:

12.1.6 Warranties. Any (a) representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, in any Loan Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or (b) Instruction contains any misstatement of a material fact or omits to state a material fact or any fact necessary to make any statement contained therein not materially misleading.

        1.8 Addition of Section 12.3. The Credit Agreement is amended by adding a new Section 12.3 to read as follows:

12.3 Additional Remedies for Letters of Credit. In addition to the remedies under Section 12.2 above, upon the occurrence and continuance of an Event of Default, (i) all obligations, liabilities and indebtedness described in any L/C Application shall be immediately due and payable without notice or demand (whether or not a drawing or claim had in fact been made or paid); (ii) the applicable Issuing Lender may amend or terminate, or transfer drawing rights or cure one or more discrepancies under any Letter of Credit; and (iii) the Administrative Agent may make payment in satisfaction of the obligations, liabilities and indebtedness under any L/C Application or hold all amounts, proceeds and collateral under the Collateral Documents as security for each Letter of Credit.

        1.9 Amendment to Section 14.13(a). Section 14.13(a) is amended in its entirety to read as follows:

    (a)        In consideration of the execution and delivery of this Agreement by the Administrative Agent, the Issuing Lenders and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, each Issuing Lender, each Lender, each of their respective Affiliates, Subsidiaries and each officer, director, employee and agent of any of the foregoing (each a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and charges and, without duplication, allocated costs of staff counsel (collectively, for purposes of this Section 14.13, the “Indemnified Liabilities”), incurred by any Lender Party as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned, leased or operated by the Company or any Subsidiary, (iii) any violation of any Environmental Law with respect to conditions at any property owned, leased or operated by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances, (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), except for any Indemnified Liabilities arising on account of such Lender Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

        1.10 Addition of Section 14.17. The following new Section 14.17 is added to the Credit Agreement in proper sequence:

14.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (each for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.

        1.11 Amendments to Schedules. Schedules 1.1 and 9.7 are replaced with Schedules 1.1 and 9.7 hereto, respectively.

        SECTION 2 Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that (a) each warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date (except to the extent any such warranty expressly relates to a specific earlier date, in which case such warranty was true and correct in all material respects as of such earlier date), (b) no Event of Default or Unmatured Event of Default exists and (c) the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3   Effectiveness. The amendments set forth in Section 1 above shall become effective as of the date first written above when the Administrative Agent has received (i) counterparts of this Amendment executed by the Company and the Required Lenders and (ii) a Confirmation, substantially in the form of Exhibit A, signed by the Company and each Subsidiary Guarantor.

        SECTION 4  Miscellaneous.

        4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

        4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Delivery to the Administrative Agent of a counterpart hereof, or a signature page hereto, by facsimile shall be effective as an original, manually-signed counterpart.

        4.3 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York (without regard to principles of conflicts of laws, other than Title 15 of Article 5 of the New York General Obligations Law).

        4.4 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

        Delivered as of the day and year first above written.

NU SKIN ENTERPRISES, INC.

By    /s/Ritch N. Wood
Title    Chief Financial Officer

JPMORGAN CHASE BANK, N.A. (as successor to
Bank One, NA), as Administrative Agent
and as a Lender

/s/ Stephen A. Cazier
By    Stephen A. Cazier
Title    Senior Vice President

Exhibit A
CONFIRMATION

Dated as of August 8, 2007

To:	JPMorgan Chase Bank, N.A., individually and as Administrative Agent (as defined below), and the other financial institutions party to the Credit Agreement referred to below

        Please refer to (a) the Credit Agreement dated as of May 10, 2001 (as amended prior to the date hereof, the “Credit Agreement”) among Nu Skin Enterprises, Inc., various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A., as successor to Bank One, NA (in such capacity, the “Administrative Agent”); (b) the other “Loan Documents” (as defined in the Credit Agreement), including the Guaranty and the Pledge Agreement; and (c) the Sixth Amendment dated as of the date hereof to the Credit Agreement (the “Amendment”).

        Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

NU SKIN ENTERPRISES, INC.

By:    /s/ Ritch N. Wood
Name:    Ritch N. Wood
Title:    Chief Financial Officer

NU SKIN INTERNATIONAL, INC.
NU SKIN ENTERPRISES HONG KONG, INC.
NU SKIN TAIWAN, INC.
NU SKIN ENTERPRISES UNITED STATES, INC.
BIG PLANET, INC.
NSE PRODUCTS, INC.
NU SKIN ASIA INVESTMENT, INC.

By:    /s/ D. Matthew Dorny
Name:    D. Matthew Dorny
Title:    Vice President

NSE KOREA LTD. (a Korean corporation)

By:    /s/ Luke Yoo
Name:    Luke Yoo
Title:    President

SCHEDULE 1.1

PRICING SCHEDULE

        The Eurodollar/Yen LIBOR Margin, the Floating Rate Margin, the rate per annum applicable to Letter of Credit fees and the Commitment Fee Rate, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

	Level I	Level II	Level III
Eurodollar/Yen LIBOR Margin	0.500	0.625	0.875%
Floating Rate Margin	0.000	0.000	0.000%
Fee for standby Letters of Credit	1.000	1.250	1.500%
Commitment Fee Rate	0.100	0.150	0.200%

        Level I applies when the Leverage Ratio is less than 1.00 to 1.0.

        Level II applies when the Leverage Ratio is equal to or greater than 1.00 to 1.0 but less than 1.50 to 1.0.

        Level III applies when the Leverage Ratio is equal to or greater than 1.50 to 1.0.

        The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last quarterly fiscal period of any fiscal year, 90 days) after the end of each quarterly fiscal period, based on the Leverage Ratio as of the last day of such quarterly fiscal period; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any quarterly fiscal period, Level III shall apply until such financial statements are delivered.

        If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Lenders determine that (a) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (b) a proper calculation of the Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the Lenders, promptly following demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Leverage Ratio would have resulted in lower pricing for such period, the applicable Lenders shall have no obligation to repay any interest or fees to the Company; provided that if, as a result of any restatement or other event a proper calculation of the Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Company pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.